SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2004

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota
(State or other jurisdiction of incorporation)

0-13257	41-16810894
(Commission file number)	(IRS Employer Identification No.)

1120 Wayzata Boulevard East, Suite 201 Wayzata, MN 55391
(Address of principal executive offices)

(952) 345-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Secutities Ace (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)

Item 5.02.  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Nortech Systems Incorporated (“the Company”) has appointed Keith Pieper as Vice President of Operations (Principal Operating Officer), effective November 1, 2004.  From September, 2003 until his appointment by the Company, Mr. Pieper was Director of Manufacturing of the Landoll Corporation, a manufacturer of products for the agricultural, transportation, material handling, OEM and government markets.  From 1997 until August, 2003, Mr. Pieper was employed in several executive capacities by Westech Incorporated, a manufacturer of open pit mining equipment, with his last position at that company having been Vice President of International Operations.

Gregory Tweed, formerly the Executive Vice President and Chief Operating Officer of the Company, has accepted the position of  Vice President and General Manager of the Company’s wire products operations at its Bemidji, Minnesota, and Augusta, Wisconsin, facilities, effective November 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2004

NORTECH SYSTEMS INCORPORATED

	By:	/s/ Michael J. Degen
Chief Executive Officer